Exhibit 10.2

SECOND AMENDMENT TO
CREDIT FACILITIES AGREEMENT

This SECOND AMENDMENT TO CREDIT FACILITIES AGREEMENT (this “Agreement”) is entered into and effective as of July 29, 2004, by and among GTSI Corp, a Delaware corporation (“GTSI”), Technology Logistics, Inc., a Delaware corporation (“TLI”), GE Commercial Distribution Finance Corporation (“GECDF”), as Administrative Agent, and GECDF and the other Lenders.

Recitals:

A.       GTSI, Administrative Agent and Lenders are party to that certain Credit Facilities Agreement dated as of October 20 2003, as amended by that certain First Amendment to Credit Facilities Agreement dated as of March 12, 2004 (the “Original Credit Agreement”).

B.        The Original Credit Agreement contemplates that Affiliates or Subsidiaries of GTSI may join GTSI as a Borrower under the Original Credit Agreement from time to time, provided that any such new Borrower receive the written consent of the Lenders.

C.        TLI, a wholly-owned subsidiary of GTSI, desires to join GTSI as a “Borrower” under the Original Credit Agreement.  The Administrative Agent and the Lenders hereby consent to such joinder pursuant to the terms, conditions and provisions contained herein.

Agreement

Therefore, in consideration of the mutual agreements herein and other sufficient consideration, the receipt of which is hereby acknowledged, GTSI, TLI, Administrative Agent and the Lenders hereby agree as follows:

1.     Definitions.  All references to the “Agreement” or the “Credit Agreement” in the Original Credit Agreement and in this Agreement shall be deemed to be references to the Original Credit Agreement as it may be amended (by this Agreement and others), restated, extended, renewed, replaced, or otherwise modified from time to time.  Capitalized terms used and not otherwise defined herein have the meanings given them in the Original Credit Agreement.

2.     Effectiveness of Agreement.  This Agreement shall become effective as of the date first written above, but only if this Agreement has been executed by each of GTSI, TLI, Administrative Agent and the Lenders, and only if all of the documents listed on Exhibit A to this Agreement have been delivered and, as applicable, executed, sealed, attested, acknowledged, certified, or authenticated, each in form and substance satisfactory to Administrative Agent and the Lenders, by each of GTSI and/or TLI, as applicable. Each document, note, certificate or agreement listed on Exhibit A and signed by GTSI or TLI is and shall be deemed (together with all prior documents, notes, certificates and other agreements defined as Loan Documents in the Original Credit Agreement) to be a “Loan Document.”

3.     Joinder of Technology Logistics, Inc. as a Borrower.  TLI hereby irrevocably covenants and agrees that by execution of this Agreement, TLI is, for all purposes, a Borrower under the Original Credit Agreement and other Loan Documents and it is jointly and severally liable, as a maker and not an accommodation party, for the payment and performance of all Loan Obligations and all covenants, agreements and obligations of the Borrower contained in the Original Credit Agreement and the other Loan Documents, in each case whether now existing or hereafter arising as if TLI were a signatory to the Original Credit Agreement and other Loan

Documents on the date of execution thereof. In this Agreement, each document executed in connection herewith, for all purposes under the Original Credit Agreement and the Loan Documents, and hereafter, all references to “Borrowers” or “Borrower” or “Covered Person” or “Covered Persons” in the Original Credit Agreement and in any other Loan Document shall be deemed to include, and shall hereby include, each of GTSI and TLI.

4.     Covenants, Representations and Warranties.  TLI hereby represents and warrants to Administrative Agent and each Lender that, except as listed on the Disclosure Schedule attached hereto as Exhibit B, each of the representations and warranties contained in Section 11 of the Original Credit Agreement and other Loan Documents are true and correct in all material respects with respect to it with the same force and effect as if made by it on and as of the date of this Agreement (except that with respect to the representations and warranties made in the Original Credit Agreement regarding financial data, such representations and warranties shall be deemed made with respect to the most recent Financial Statements and other financial data delivered to Administrative Agent as required by the Credit Agreement).

5.     Amendments to Credit Agreement.  The Original Credit Agreement is hereby amended as follows:

5.1. Replacement Exhibit 3.  Exhibit 3 of the Original Credit Agreement is hereby deleted and replaced with a new Exhibit 3, attached hereto.

5.2. Floorplan Loan.  The first sentence of Section 3.2.1 of the Original Credit Agreement is deleted and replaced with the following:

“3.2.1. Floorplan Loan Facility Generally. Each Lender may, subject to the terms and conditions hereof, make available to Borrower such Lender’s pro-rata share (as listed on Exhibit 3) of an “Aggregate Floorplan Loan Facility” that is One Hundred Million Dollars ($100,000,000) by funding such Lender’s pro-rata share thereof as provided for herein.”

5.3. Investment in Eyak Technology, LLC.  GTSI desires to make an Investment in Eyak Technology, LLC (“Eyak”), by way of a revolving loan up to an aggregate principal amount of $1,500,000 evidenced by written loan documents, including a loan and security agreement and revolving promissory note (“Eyak Investment”). Notwithstanding the limitations of Sections 14.1.7 and 14.15 of the Original Credit Agreement, GTSI shall be permitted to make the Eyak Investment, and such Investment will not count toward the aggregate annual Investment limitation pursuant to Section 14.1.7 of the Original Credit Agreement.

5.4. Eligible Account Amendment with regard to TLI.  Clause (ii) of Section 3.1.5 of the Original Credit Agreement is hereby deleted and replaced with the following:

“(ii) any Account which remains unpaid as of 90 days after the original date of the applicable invoice, except the foregoing period shall be 120 days for any Account for which the Account Debtor is a Governmental Authority and 90 days for any Account of TLI;”

6.     Representations and Warranties of Borrower. Each Borrower, including TLI, hereby represents and warrants to Administrative Agent and the Lenders that (i) Borrowers’ execution of this Agreement has been duly authorized by all requisite action of each Borrower; (ii) no consents are necessary from any third parties for Borrowers’ execution, delivery or performance of this Agreement, (iii) this Agreement, the Original Credit Agreement, and each of the other Loan Documents, constitute the legal, valid and binding obligations of each Borrower enforceable against each such Borrower in accordance with their terms, except to the extent that the enforceability thereof against Borrower may be limited by bankruptcy, insolvency or other laws affecting the enforceability of creditors rights generally or by equity principles of general application, (iv) except as disclosed on the supplemental disclosure schedule attached hereto as Exhibit B and the disclosure schedule attached to the Original Credit Agreement, all of the representations and warranties contained in Section 11 of the Credit Agreement are true and correct with the same force and effect as if made on and as of the date of this Agreement, and (v) after giving effect to this Agreement, there is no Existing Default.

7.     Reaffirmation.  Each Borrower, including TLI, hereby represents, warrants, acknowledges and confirms that (i) the Original Credit Agreement and the other Loan Documents remain in full force and effect as amended by this Agreement, (ii) no Borrower has a defense to its obligations under the Original Credit Agreement and the other Loan Documents, (iii) the Security Interests of the Administrative Agent (held for the ratable benefit of the Lenders) under the Security Documents secure all the Loan Obligations under the Original Credit Agreement, continue in full force and effect, and have the same priority as before this Agreement, and (iv) no Borrower has a claim against Administrative Agent or any Lender arising from or in connection with the Original Credit Agreement or the other Loan Documents and any such claim is hereby irrevocably waived and released and discharged forever.

8.     Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Missouri without giving effect to choice or conflicts of law principles thereunder.

9.     Fees and Expenses.  Borrower shall promptly pay to Administrative Agent an amount equal to all reasonable and documented third party fees, costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Second Amendment to Credit Facilities Agreement.

10.  Section Titles.  The section titles in this Agreement are for convenience of reference only and shall not be construed so as to modify any provisions of this Agreement.

11.  Counterparts;  Facsimile Transmissions.  This Agreement may be executed in one or more counterparts and on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.   Signatures to this Agreement may be given by facsimile or other electronic transmission, and such signatures shall be fully binding on the party sending the same.

12.  Incorporation by Reference.  Administrative Agent, Lenders and Borrower hereby agree that all of the terms of the Loan Documents are incorporated in and made a part of this Agreement by this reference.

13.  Notice—Oral Commitments Not Enforceable.  The following notice is given pursuant to Section 432.045 of the Missouri Revised Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH

MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

14. Statutory Notice-Insurance.  The following notice is given pursuant to Section 427.120 of the Missouri Revised Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of the Loan Documents:

UNLESS YOU PROVIDE EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY YOUR AGREEMENT WITH US, WE MAY PURCHASE INSURANCE AT YOUR EXPENSE TO PROTECT OUR INTERESTS IN YOUR COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT YOUR INTERESTS. THE COVERAGE THAT WE PURCHASE MAY NOT PAY ANY CLAIM THAT YOU MAKE OR ANY CLAIM THAT IS MADE AGAINST YOU IN CONNECTION WITH THE COLLATERAL, YOU MAY LATER CANCEL ANY INSURANCE PURCHASED BY US, BUT ONLY AFTER PROVIDING EVIDENCE THAT YOU HAVE OBTAINED INSURANCE AS REQUIRED BY OUR AGREEMENT. IF WE PURCHASE INSURANCE FOR THE COLLATERAL, YOU WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING THE INSURANCE PREMIUM, INTEREST AND ANY OTHER CHARGES WE MAY IMPOSE IN CONNECTION WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO YOUR TOTAL OUTSTANDING BALANCE OR OBLIGATION. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF INSURANCE YOU MAY BE ABLE TO OBTAIN ON YOUR OWN.

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

GTSI CORP., as a Borrower

By:	/s/ Thomas A. Mutryn
Name: Thomas A. Mutryn
Title: Senior Vice President and Chief Financial Officer

TECHNOLOGY LOGISTICS, INC., as a Borrower

By:	/s/ Terri Allen
Name: Terri Allen
Title: President

GE COMMERCIAL DISTRIBUTION FINANCE CORPORATION,
as Administrative Agent and a Lender

By:	/s/ David Mintert
Name: David Mintert
Title: Vice President of Operations

SUNTRUST BANK, as a Lender

By:	/s/ R. Mark Swaak
Name: R. Mark Swaak
Title: Vice President

Exhibit A

Documents and Requirements

1.               Second Amendment to Credit Facilities Agreement.

2.               Second Amended and Restated Revolving Note in the amount of $72,000,000.00 to GE Commercial Distribution Finance Corporation executed by each Borrower.

3.               Amended and Restated Revolving Note in the amount of $18,000,000.00 to SunTrust Bank executed by each Borrower.

4.               Amended and Restated Swingline Note in the amount of $25,000,000 to GE Commercial Distribution Finance Corporation executed by each Borrower.

5.               Security Agreement executed by TLI.

6.               Officer Solvency Certificate from TLI

7.               Amendment No. 1 to Blocked Account Agreement adding TLI thereto.

8.               Secretary’s Certificate of TLI, including resolutions authorizing this Agreement and each document executed in connection therewith, incumbency certificate, certified formation documents and bylaws.

9.               Authorizing resolutions of GTSI.

10.         Good Standing Certificate of TLI from the Secretary of State of Delaware

11.         Current Insurance Certificates for Borrower and each Covered Person evidencing that Borrower and each Covered Person, including TLI has in force insurance meeting the applicable requirements of the Original Credit Agreement.

12.         Opinion of Counsel to TLI.

13.         Compliance Certificate from Borrowers.

14.         Borrowing Base Certificate from Borrowers.

15.         Financial Statements with respect to TLI.

Exhibit B

Disclosure Schedule

Nothing, if nothing listed.

Exhibit 3

LENDERS’ FACILITIES AND PRO-RATA SHARES

LENDER	TOTALS(1)	REVOLVING LOAN FACILITY	FLOORPLAN LOAN FACILITY	PRO-RATA SHARES
GE Commercial Distribution Finance	$100,000,000.00	$72,000,000.00	$80,000,000.00	80%
SunTrust Bank	$25,000,000.00	$18,000,000.00	$20,000,000.00	20%
AGGREGATES	$125,000,000.00	$90,000,000.00	$100,000,000.00	100.00000%

(1) Subject to the Total Aggregate Credit Facility Limit of $125,000,000 - which can be composed in any combination of Aggregate Revolving Loans (subject to the $90,000,000 Aggregate Revolving Loan Facility) and Aggregate Floorplan Loans (subject to the $100,000,000 Aggregate Floorplan Loan Facility).